UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2003

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Item 5.  Other Events

See Item 12 below.

Item 12.  Results of Operations and Financial Condition.

On April 15, 2003, Electro Scientific Industries, Inc. (the “Company”) announced that James T. Dooley, the Company’s President and Chief Executive Officer, has been placed on administrative leave of absence pending the results of an ongoing review of the Company’s financial statements for fiscal 2003 and that Barry L. Harmon has been named President and Chief Executive Officer.  The Company also announced that Jon D. Tompkins has been named Chairman of the Board to succeed David F. Bolender.

The Company also announced it would not file its Quarterly Report on Form 10-Q for the third quarter of fiscal 2003 by the April 15, 2003 filing deadline.  The Company also announced its revised preliminary financial results for the third quarter of fiscal 2003 and reported that the accounting review with respect to its financial statements for the quarters ended August 31, 2002 and November 30, 2002 is ongoing and that it intends to restate its financial statements for those periods.  The Company’s press release announcing these events is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits.

99.1                           Press release dated April 15, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 15, 2003.

Electro Scientific Industries, Inc.

By	/s/ John E. Isselmann, Jr.
John E. Isselmann, Jr.
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 15, 2003.